UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

LEARNING CARE GROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	0-27656	38-3261854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21333 Haggerty Road, Suite 300, Novi, Michigan		48375
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (248) 697-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2005, Childtime Childcare, Inc., a wholly-owned subsidiary of the Learning Care Group, Inc. (the "Company"), entered into a First Amendment (the "Amendment") to its Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. ("JPMorgan"), to increase the borrowing availability under its revolving credit facility (the "Credit Facility") with JPMorgan from $17,500,000 to $22,500,000. The Amendment also reduced the interest rates and certain of the fees applicable to borrowings under the Credit Facility and modified the financial covenants (tangible capital funds, fixed charge coverage ratio, and EBITDA). Finally, the Amendment modified the restrictions on payment or redemption of subordinated debt. As a result of this modification, the Company will be permitted to redeem its 15% Subordinated Notes due 2008 (see Item 2.04 below).

The Company and its other subsidiaries are guarantors of the Credit Facility.

A copy of the Amendment, attached hereto as Exhibit 4, is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of Registrant.

The information described above under "Item 1.01 – Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 2, 2005, the Company issued the press release attached hereto as Exhibit 99, announcing that the Company, had given notice of its election to redeem all of the Company's outstanding 15% Subordinated Notes due 2008 (the "Notes"). The Notes were issued, and the notice of redemption was given, pursuant to the terms of the Indenture, dated as of May 16, 2003, between the Company and U.S. Bank National Association. As a result of the Company's exercise of its optional right to redeem the Notes, the Notes will be repaid in full on September 1, 2005, rather than on May 15, 2008, the stated maturity date. Funds for the redemption will be obtained from borrowings under the Company's credit facility with JPMorgan Chase Bank, N.A.

Item 9.01.	Financial Statements and Exhibits.

(a) – (b)	Not applicable.

(c)	Exhibits.

4	First Amendment to Second Amended and Restated Credit Agreement, dated as of August 2, 2005, by and between Childtime Childcare, Inc. and JPMorgan Chase Bank, N.A.

99	Press Release issued August 2, 2005 announcing Company's Redemption of 15% Subordinated Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING CARE GROUP, INC.

Date: August 5, 2005	By: /s/ Frank M. Jerneycic
Frank M. Jerneycic
Its: Chief Financial Officer and Treasurer

                Exhibit Index

Exhibit No.	Description

4	First Amendment to Second Amended and Restated Credit Agreement, dated as of August 2, 2005, by and between Childtime Childcare, Inc. and JPMorgan Chase Bank, N.A.

99	Press Release issued August 2, 2005 announcing Company's Redemption of 15% Subordinated Notes.